=================================================================
            SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                          FORM 8-K

                        CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


  Date of Report (date of earliest event reported): June 28, 1998


                      LSI LOGIC CORPORATION
_________________________________________________________________
        (Exact name of Registrant as specified in its charter)


      Delaware            0-11674                94-2712976
_________________________________________________________________
(State or other     (Commission File Number)  (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation or
organization)



                     1551 McCarthy Boulevard
                    Milpitas, California 95035
    _____________________________________________________________
    (Address, including zip code, of principal executive offices)


             Registrant's telephone number, including area code:
                        (408) 433-8000



                         Not Applicable
_________________________________________________________________
   (Former name or former address, if changed since last report)


=================================================================


Item 5.   Other Events.

     On June 28, 1998, LSI Logic Corporation (the "Company") entered into an agreement with Hyundai Electronics Industries Co., Ltd, a corporation incorporated under the laws of the Republic of Korea ("HEI"), and Hyundai Electronics America, a California corporation ("HEA") and a subsidiary of HEI, to acquire all of the outstanding capital stock of Symbios, Inc. ("Symbios"), a Delaware corporation and a wholly-owned subsidiary of HEA. The Company agreed to acquire all of the outstanding capital stock of Symbios from HEA for $760 million in cash, including assumed liabilities and subject to adjustment in certain circumstances. In addition, the Company will assume the stock options outstanding under Symbios' employee stock option
plan.   The transaction will be accounted for as a purchase.  The
Company expects to fund the purchase price through a combination of cash reserves and debt financing. Upon completion of the transaction, Symbios will be a wholly-owned subsidiary of the Company. Completion of this transaction is subject to regulatory approval and other customary closing conditions.

     The information that is set forth in the Registrant's News
Release dated June 29, 1998 is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (c)   Exhibits.
                99.1   Text of Press Release dated June 29, 1998.






















Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        LSI LOGIC CORPORATION
                        A Delaware Corporation


Dated: July 1, 1998     By:    /S/ R. Douglas Norby
                            ____________________________________
                            R. Douglas Norby
                            Executive Vice President, Finance and
                            Chief Financial Officer





































                         EXHIBIT INDEX



Exhibit Number      Description


     99.1            Text of News Release dated June 29, 1998.